UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 15, 2015

UNITED STATES ANTIMONY CORPORATION
(Exact name of registrant as specified in its charter)

Montana	33-00215	81-0305822
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 643 Thompson Falls, Montana	59873
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (406) 827-3523

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

 UNITED STATES ANTIMONY CORPORATION
 2014 ANNUAL MEETING, SPOKANE, WASHINGTON

FINANCIAL UPDATE BY DAN PARKS, CFO
Review of 2014 financial results

a)	Antimony revenues (net of discount) were $8,132,410 for 2014

b)	Precious metals sales were $461,083 for 2014, all from our Canadian supplier

c)	Cost of sales for the Antimony division was $9,306,047 for 2014, which included the Mexican non-production (holding) costs and depreciation

d)	Zeolite revenues for 2014 were $2,169,619

e)	Zeolite cost of sales was $1,805,486 for 2014, resulting in a profit of $364,133 after depreciation of $221,000

f)	Company-wide, we had total revenues of $10,772,192 and a combined loss of $331,341 for 2014

g)	We had $16,545,031 of total assets at the end of 2014, compared to $14,890,991 at the end of 2013, an increase of $1,654,000

h)	Capital expenditures for 2014 were approximately $1.9 million, compared to approximately $3.6 million for 2013

i)
In November of 2014, we entered into an agreement with Hillgrove Mines of Australia to process an estimated 200 tons of concentrates per month.  The concentrates contain approximately 58% antimony, and an estimated 0.7 oz of gold per ton. Hillgrove had agreed to advance us $1.4 million to build a plant to process their concentrates, and we have spent about $1.2 million in construction costs at the present time.

Review of financial results thru Q3 of 2015

a)	Antimony revenues (net of discount) were $7,707,620 thru September of 2015, an increase of $1,432,514 or 18.6% over the same period for 2014.

b)	The antimony sold thru Q3 of 2015 was 1,869,869 pounds, compared to 1,302,453 pounds for the same period of 2014, an increase of 567,416 pounds or 43.6%.

c)	The cost of sales for the Antimony division was $8,163,520 for the nine months ended September 30, 2015 after depreciation of $496,775

d)	Thru Q3 of 2015, Bear River Zeolite had sold 10,491 tons compared to 8,016 tons for the same period of 2014

e)	Company-wide, we had gross revenues of $9,853,127 thru Q3 of 2015

f)
Due to a billing error by a major supplier, and our agreement with Hillgrove Mines of Australia, we recorded a liability reduction of $1,035,483 at September 30, 2015, which resulted in a net income of $106,376 after depreciation of $664,775

g)	Our EBITDA was a positive $771,000 thru Q3 of 2015, compared to a negative EBITDA of $779,641 for the same period of 2014

h)
We spent $3,036,800 on capital projects thru Q3 of 2015, compared to $1,334,886 for the same period of 2014.  This included approximately $1.6 million for the purchase of the Guadalupe mining property in September of 2015.

FINANCIAL OBJECTIVES

The CEO said the main objective is to make money to (1) bring the Los Juarez operation into production, (2) start production of antimony tri-sulfide from the Guadalupe property, (3) continue the expansion of the Madero smelter, and (4) increase production of the Bear River Zeolite operation.

HOW HAS USAC SURVIVED AND GROWN DESPITE HEADWINDS

1.	Diversified raw material sources. In the beginning, USAC had one mine, one product and one customer. Now sources for antimony include Canada, Australia, and Mexico.

2.	Diversified products and Customers. Now the Company has more than 50 products and hundreds of customers.

3.	In house engineering, fabrication, permitting, construction, operation, and selling. Basically all activities are conducted in house.

4.	Low or no bank debt. USAC has avoided bank debt.

5.	Persistence. Persistence has allowed USAC to solve problems that others have walked away from.

6.	Understanding every business from the ground up. Management understands every aspect of his or her job and is on location.

7.	Staying in businesses that Company knows. The Company stays in businesses it understands and has experience in.

8.	Minimal outside contracting. Outside mining, milling and smelting contractors have been avoided.

9.	Low cost production. USAC has cut costs by utilizing used equipment, increasing production, and minimizing mistakes.

10.
In house research and product development. The Company has generally developed all its own product production techniques and regards them as proprietary. New projects have been piloted to make the Company “sure-footed.”

11.	Weathering cyclical markets. The commodity markets are notoriously cyclical. USAC has always survived the down cycles to enjoy the higher prices.

12.	Operating in Mexico. Mexico has offered many advantages that include more manpower and lower mining, milling and smelting costs.

ANTIMONY BUSINESS

Antimony Market.

Currently all antimony production is sold out into February of 2016. The 2015 sales projection is approximately 2,484,738 pounds, a potential 44% increase over 2014. The NY dealer price for antimony metal at the end of Q3 2014 was about $4.40 per pound compared to about $3.00 per pound for the same period in 2015.  Currently it is between $2.30 and $2.60 per pound.

Canadian Off-take

By the end of 2015, we will have received approximately 68 truckloads of antimony from our Canadian supplier. We believe that 2016 will be the approximately the same.

Australian feed

An Australia Company ships two hundred metric tons per month of antimony concentrates containing, about 23 grams of gold per ton to the Madero smelter. It is converted to crude antimony oxide or finished antimony metal. Some of the crude oxide and metal is converted to finished oxide at the Montana smelter.

Montana smelter.

The Montana smelter includes nine small rotary furnaces (SRFs) which allow flexibility in the type of feed and a wide variety of products.  The Canadian feed is used to make antimony oxide and silver-gold bullion.  The Australian feed is used to make antimony oxide and high purity antimony metal.

Madero smelter, Coahuila, Mexico

The Madero smelter is currently operating fifteen SRFs and one LRF. The plant produces crude oxide and finished antimony metal from Australian and USAC Mexican mine feed.

Los Juarez Project, Queretaro, Mexico

Approximately 30,000 tons of mill feed are stock-piled near several open pits at Los Juarez awaiting milling. Recently some 100 tons were hauled to the Puerto Blanco mill to test the new cyanide circuit when it is permitted.

Soyatal District, Querétaro, Mexico

Dumps from the Soyatal district are hauled to the oxide circuit at the Puerto Blanco mill where they are concentrated to approximately a thirty percent antimony concentrate. Recently some 30 tons were sold to an offshore buyer. There are more than 100 tons of concentrates at the mill

Wadley, San Luis Potosi, Mexico

Currently there is a large stockpile of hand-sorted ore and concentrates at the Wadley awaiting the Madero smelter. Very limited mining is being done on the General level.

Guadalupe Property, Zacatecas

Equipment is being prepared to continue mining from the Santa Monica drift to supply mill feed for the Puerto Blanco mill. The feed makes a very high-grade concentrate that will be used to make antimony tri-sulfide.

Puerto Blanco Mill, Guanajuato, Mexico

The Puerto Blanco oxide circuit was used to process Soyatal mill feed; the flotation circuit was used to process Guadalupe and Los Juarez feed.

Antimony tri-sulfide

High purity antimony tri-sulfide is used in primers for ordnance.  Some antimony tri-sulfide has been recycled for one of the current suppliers to the US Department of Defense (USDOD), and other bullet manufacturers.  The high-grade antimony sulfide concentrate made from Guadalupe mine has been sent to the USDOD for testing. An electric furnace is being installed in Montana to process Guadalupe concentrates and meet the Military specification of 70.5% antimony tri-sulfide. Although USAC has no contract to sell the product, the producers of ordnance for the USDOD are very enthusiastic about USAC becoming an alternative source to China that is the primary supplier of the product to the world. Another larger market for a 69.0% antimony tri-sulfide product exists for the friction- brake industry

GOLD AND SILVER

Australian gold.

Currently USAC is processing the Australian concentrates to recover the gold that will be processed in the Montana precious metals circuit.

Canadian precious metals.

At the present time, the main source of gold and silver is from the Canadian source.

Montana Precious metal plant.

The precious metals (PM) plant processes gold and silver from Canada, Australia, Mexico, and other parts of the world to produce dore products sold to refineries.

Madero Plant.

Concentrates from our Los Juarez mine will be leached to attain a high recovery of the PM.

Puerto Blanco plant

A permit is being prepared to install a carbon- in- pulp (CIP) cyanide leach circuit at the Puerto Blanco mill to recover gold and silver from the flotation mill tailings. This should allow the start up of the Los Juarez production.

BEAR RIVER ZEOLITE

Markets for Zeolite.

Markets for the product are shown in the accompanying table. Marketing of the product has been through the corporate staff in Thompson Falls and Lethbridge, Canada and a select group of distributors who have technical and application experience in their fields. .
Experience has shown that the sales must be directed to the wholesale market and not the retail market. BRZ does not have the retail packaging equipment nor the resources to fund advertizing, distribution, and marketing. During Q4 of 2015, the estimated sales are at approximately 5,000 tons, a 63% increase over Q4 2014. Total sales in 2015 are estimated at approximately 15,000 tons, which could be a 35% increase over 2014.

Mining and Plant Operations

A permit to address a high-wall in the main part of the pit has been applied for from the BLM. Production is being carefully scheduled to optimize the output of the numerous circuits.

INVESTOR RELATIONS

Monique Hayes is heading up Investor Relations and is available at 208-699-6097 or at mhayes.cda@gmail.com.

SALES OF ANTIMONY

USAC GROSS REVENUES

USAC INCOME

PRECIOUS METALS REVENUE

Zeolite

Category	Percent by Tons
Animal Feed	24.5%
Water Filtration	19.4%
Waste Water Filtration	14.2%
Air Filtration	13.9%
Oil Field	9.9%
Compost	7.5%
Soil Amendment	3.0%
Home	2.9%
Traction	2.2%
Litter	0.7%
Landscape & Synthetic Turf	0.7%
Distribution	0.5%
Absorbent	0.3%
Odor Control	0.3%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES ANTIMONY CORPORATION

Date: December 15, 2015	By:	/s/ John C. Lawrence
John C. Lawrence
President, Director and Principal Executive Officer